Exhibit 99.B(m)(4)(A)(i)

AMENDED SCHEDULE A

SCHEDULE OF SERIES

with respect to the

SHAREHOLDER SERVICE PLAN

between

ING INVESTORS TRUST

and

DIRECTED SERVICES, LLC

Classes
Series	Service	Service 2
ING AllianceBernstein Mid Cap Growth Portfolio	X	X
ING BlackRock Large Cap Growth Portfolio	X	X
ING BlackRock Large Cap Value Portfolio	X	X
ING BlackRock Inflation Protected Bond Portfolio	X
ING Capital Guardian U.S. Equities Portfolio	X	X
ING Disciplined Small Cap Value Portfolio	X	X
ING EquitiesPlus Portfolio	X	X
ING Evergreen Health Sciences Portfolio	X	X
ING Evergreen Omega Portfolio	X	X
ING FMRSM Diversified Mid Cap Portfolio	X	X
ING FMRSM Large Cap Growth Portfolio	X	X
ING FMRSM Mid Cap Growth Portfolio	X	X
ING Focus 5 Portfolio	X
ING Franklin Income Portfolio	X	X
ING Franklin Mutual Shares Portfolio	X
ING Franklin Templeton Founding Strategy Portfolio	X
ING Global Real Estate Portfolio	X	X
ING Global Resources Portfolio	X	X
ING Global Technology Portfolio	X	X
ING International Growth Opportunities Portfolio	X	X
ING Janus Contrarian Portfolio	X	X
ING JPMorgan Emerging Markets Equity Portfolio	X	X
ING JPMorgan Small Cap Core Equity Portfolio	X	X
ING JPMorgan Value Opportunities Portfolio	X	X
ING Julius Baer Foreign Portfolio	X	X
ING Legg Mason Value Portfolio	X	X
ING LifeStyle Aggressive Growth Portfolio	X	X
ING LifeStyle Growth Portfolio	X	X
ING LifeStyle Moderate Growth Portfolio	X	X

Classes
Series	Service	Service 2
ING LifeStyle Moderate Portfolio	X	X
ING Limited Maturity Bond Portfolio	X	X
ING Liquid Assets Portfolio	X	X
ING Lord Abbett Affiliated Portfolio	X	X
ING MarketPro Portfolio	X	X
ING MarketStyle Growth Portfolio	X	X
ING MarketStyle Moderate Growth Portfolio	X	X
ING MarketStyle Moderate Portfolio	X	X
ING Marsico Growth Portfolio	X	X
ING Marsico International Opportunities Portfolio	X	X
ING MFS Total Return Portfolio	X	X
ING MFS Utilities Portfolio	X	X
ING Oppenheimer Main Street Portfolio®	X	X
ING PIMCO Core Bond Portfolio	X	X
ING PIMCO High Yield Portfolio	X	X
ING Pioneer Equity Income Portfolio	X	X
ING Pioneer Fund Portfolio	X	X
ING Pioneer Mid Cap Value Portfolio	X	X
ING Stock Index Portfolio	X
ING T. Rowe Price Capital Appreciation Portfolio	X	X
ING T. Rowe Price Equity Income Portfolio	X	X
ING Templeton Global Growth Portfolio	X	X
ING UBS U.S. Allocation Portfolio	X	X
ING Van Kampen Capital Growth Portfolio	X	X
ING Van Kampen Global Franchise Portfolio	X	X
ING Van Kampen Growth and Income Portfolio	X	X
ING Van Kampen Real Estate Portfolio	X	X
ING VP Index Plus International Equity Portfolio	X	X
ING Wells Fargo Disciplined Value Portfolio	X	X
ING Wells Fargo Small Cap Disciplined Portfolio	X	X

Effective Date: August 20, 2007